Exhibit 99(a)(1)(B)
LETTER OF TRANSMITTAL

Regarding Shares in

INTEGRITY CAPITAL INCOME FUND, INC.

Tendered Pursuant to the Offer to Purchase
 Dated April 6, 2016

THIS LETTER OF TRANSMITTAL MUST BE
 RECEIVED BY INTEGRITY CAPITAL INCOME FUND, INC.
BY MAY 4, 2016.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
 AT 11:59 P.M., MOUNTAIN TIME, ON MAY 4, 2016,
UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

Integrity Capital Income Fund, Inc.
Attn: President
13540 Meadowgrass Drive, Suite 100
Colorado Springs, Colorado, 80921

Phone: (719) 955-4801

Ladies and Gentlemen:

The undersigned hereby tenders to Integrity Capital Income Fund, Inc., a business development company organized under the laws of the State of Colorado (the “Fund”), the Shares of common stock (“Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, dated April 6, 2016 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer, this tender is irrevocable.

PLEASE MAIL TO: INTEGRITY CAPITAL INCOME FUND, INC., ATTENTION: PRESIDENT, 13540 MEADOWGRASS DRIVE, SUITE 100, COLORADO SPRINGS, COLORADO, 80921. FOR ADDITIONAL INFORMATION: PHONE: (719) 955-4801.

LETTER OF TRANSMITTAL

Tender Date: April 6, 2016
Tender Expiration Date: 11:59 p.m. MT, May 4, 2016

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING
PLEASE MAIL OR EMAIL TO:
INTEGRITY CAPITAL INCOME FUND, INC.	FOR ADDITIONAL INFORMATION:
PRESIDENT	PHONE: (719) 955-4801
13540 MEADOWGRASS DRIVE, SUITE 100
COLORADO SPRINGS, COLORADO 80921

ELECTRONIC MAIL: wmops@integritybankandtrust.com

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY
BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Registered Shareholder:
Street Address:
City, State and Zip Code:
Account Number:

Social Security Number:
Daytime Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

[   ] Entire amount of Shares

[   ] Portion of Shares $______________ or ______________ Number of Shares

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.  If the Adviser is the custodian of record, then proceeds of your tender will be credited to your account with the Adviser.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.